                                                                     Exhibit 5.1
                                                                     -----------
                   [Letterhead of Appleby, Spurling & Kempe]
                   -----------------------------------------


23 May 2000

Global Crossing Ltd.
Wessex House
45 Reid Street
Hamilton HM 12
Bermuda


Dear Sirs:

Re: Global Crossing Ltd. (the "Company")
----------------------------------------

We have acted as legal counsel in Bermuda to the Company and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3, as amended (File No. 333-32810) (the "Registration Statement") in relation to the shelf registration of debt securities (the "Debt Securities"), shares of preferred stock (the "Preferred Shares"), shares of common stock, (the "Common Shares") and warrants (the "Warrants") (together the "Securities") to be offered from time to time by the Company up to an aggregate amount of US$8,000,000,000.
                                                                 -------------

For the purposes of this opinion we have examined and relied upon the documents listed (which, in some cases, are also defined) in the Schedule to this opinion (the "Documents").

Assumptions
-----------

In stating our opinion we have assumed:-

(a) the authenticity, accuracy and completeness of all Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

(b)     the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of each of the persons signing the Documents (other than the Company);

(d) that any factual statements made in any of the Documents are true, accurate and complete;

(e) that the Operative Documents will constitute the legal, valid, and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(f) that the Operative Documents will be validly authorised by each of the parties (other than the Company), and will be validly executed and delivered by each of the parties thereto and the performance thereof is within the capacity and powers of each such party thereto (other than the Company), and that each such party to which the Company will deliver the Operative Documents will accept delivery of such Operative Documents;

(g) that the Operative Documents will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the State of New York by which they are expressed to be governed;

(h) that the Operative Documents will be in the proper legal form to be admissible in evidence and enforced in the courts of the State of New York and in accordance with the laws of the State of New York;

(i) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Operative Documents or which would have any implication in relation to the opinions expressed herein and that, in so far as any obligation under, or action to be taken under, the Operative Documents and the Bye-laws of the Company it will be required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction.

 (j) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company or the Shareholders, as the case may be, at meetings which were duly convened and at which duly constituted quorums were present and voting throughout and accurately record the resolutions adopted by the Directors and Shareholders of the Company;

(k) that the Company will enter into its obligations under the Operative Documents in good faith for the purpose of carrying on its business and that, at the time it does so, there will be reasonable grounds for believing that the transactions contemplated by the Operative Documents will benefit the Company;

(l) that the approval of the issue of any Securities will be made at a duly convened and quorate meeting of the Board of Directors of the Company and, if required, at a duly convened and quorate meeting of the shareholders of the Company in a manner complying with the terms of the Resolutions and the Constitutional Documents;

(m) that when the Board of Directors of the Company authorises the issue of any Common Shares and any Preferred Shares, the issue price will not be less than the par values thereof and the Company will have sufficient authorised capital to effect the issue; and

(n) that when executed any document presented to us in draft (including, for the avoidance of doubt, the Operative Documents) will not differ in any material way from the draft which we have examined.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:-

(1) Any Common Shares and any Preferred Shares issued under the authority granted by the Resolutions and the terms set forth in the Prospectus that forms part of the Registration Statement, provided that such issue is undertaken subject to and in accordance with the Constitutional Documents of the Company and in accordance with Bermuda law, will be duly authorised, validly issued, fully paid and non-assessable shares of the Company.

(2)   The Debt Securities, when issued in accordance with the terms of the

      Indenture, and the Warrants, when issued under the Warrant Agreement, both duly executed by the Company, and issued under the authority granted by the Resolutions in accordance with the terms set forth in the Prospectus that forms part of the Registration Statement, will constitute the legal and binding obligations of the Company under the laws of Bermuda.

(3) The statements in the Prospectus included in the Registration Statement under the captions "Description of Debt Securities", "Description of Preferred Stock", "Description of Common Stock", "Description of Warrants", "Service of Process and Enforcement of Liabilities", "Certain Income Tax Consequences-Bermuda Tax Considerations" and Taxation of Shareholders-Bermuda Tax Considerations" insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, as accurate and correct in all material respects.

Reservations

   We have the following reservations:-

(a) We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Operative Documents, the Securities and in the Bye-laws of the Company. Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive either any provision of law (whether substantive or procedural) or any right or remedy.

(b) Enforcement of the obligations of the Company under the Bye-laws of the Company and under the Operative Documents may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights.

(c) Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(d) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(e) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(f) We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Bye-laws of the Company or either of the Operative Documents by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(g) Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(h) We express no opinion as to the validity or binding effect of any provision of the Operative Documents which provides for the severance of illegal, invalid or unenforceable provisions.

(i) A Bermuda Court may refuse to give effect to any provisions of the Operative Documents and the Bye-laws of the Company in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(j) We express no opinion as to the validity or binding effect of any provision in the Operative Documents or the Securities for the payment of interest at a higher rate on overdue amounts than on amounts which are current, or that liquidated damages or a penalty are or may be payable. Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained or if it is expressed as a penalty. If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages. Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment. If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

(k) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to the Company.

Disclosure

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the captions "Legal Matters" and "Service of Process and Enforcement of Liabilities" in the Prospectus which is part of the Registration Statement.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully


/s/ Appleby, Spurling & Kempe
-----------------------------

                                 THE SCHEDULE

1. An electronic copy of an original Registration Statement on Form S-3 with respect to the Securities excluding Exhibits and the documents incorporated by reference.

2. A faxed copy of an original document describing itself as part of a prospectus, covering securities that are to be registered under the Securities Act of 1933, as amended (the "Prospectus").

3. A certified copy of unanimous written resolutions of the Board of Directors of the Company adopted on 4 November 1999 and 7 December 1999 and the resolutions adopted by the Executive Committee of the Board of Directors of the Company on 14 March 2000 (the "Resolutions").

4. Certified copies dated 13 March 2000 of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company (the "Constitutional Documents").

5. A copy certified on 13 March 2000, of the Register of Directors and Officers in respect of the Company.

6. Copies of letters dated 13 March 2000 and 22 March 2000 evidencing the consent of the Bermuda Monetary Authority to the issue by the Company of the Securities.

7. An electronic copy of a draft form of indenture to be entered into between the Company and United States Trust Company of New York (the "Indenture").

8. An electronic copy of a draft form of warrant agreement to be entered into between the Company and a warrant agent (the "Warrant Agreement").

(The documents referred to in paragraphs 7 and 8 above are together referred to as the "Operative Documents").